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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                               SonicWALL, Inc.
                               ---------------
           (Exact name of registrant as specified in its charter)

       California                                              77-0270079
(State of incorporation                                     (I.R.S. Employer
    or organization)                                       Identification No.)

              1160 Bordeaux Drive, Sunnyvale, California 94089
                  (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered

  Not Applicable                                      Not Applicable



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-85997.

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Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
                           --------------------------
                                (Title of class)


Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

      The description of the common stock being registered set forth under the caption "Description of Capital Stock" in the prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-85997, as originally filed with the Securities and Exchange Commission on August 27, 1999 and as subsequently amended (the "Registration Statement"), is incorporated by reference in response to this item.

Item 2.    Exhibits
           --------

      The following exhibits are filed as a part of this Registration Statement:

     Exhibit No.                                  Description
     -----------                                  -----------

         3.1 Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

         3.2 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

         4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         4.2 Investor Rights Agreement dated February 19, 1999 by and between registrant and the investors named therein (incorporated by reference to Exhibit 4.2 to the Registration Statement).


                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 19, 1999.

                                        SONICWALL, INC.

                                        /s/   Sreekanth Ravi
                                        ----------------------------------
                                        Sreekanth Ravi
                                        President and Chief Executive Officer

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                                 EXHIBIT INDEX

     Exhibit No.   Description
     -----------   -----------

         3.1 Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

         3.2 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

         4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         4.2 Investor Rights Agreement dated February 19, 1999 by and between registrant and the investors named therein (incorporated by reference to Exhibit 4.2 to the Registration Statement).

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